Exhibit 8(ii) under Form N-1A
                                 Exhibit 10 under Item 601/Reg. S-K

                                                 Amendment No. 1
                                                  to Schedule A

Argentina                                                  Australia
Austria                                                    Belgium
Brazil                                                     Canada
Chile                                                      China
Czech Republic                                             Denmark
England                                                    Finland
France                                                     Germany
Greece                                                     Hong Kong
Hungary                                                    India
Indonesia                                                  Ireland
Israel                                                     Italy
Japan                                                      Korea
Malaysia                                                   Mexico
Morocco                                                    Netherlands
New Zealand                                                Norway
Philippines                                                Poland
Portugal                                                   Singapore
Slovak Republic                                            South Africa
Spain                                                      Sweden
Switzerland                                                Taiwan
Thailand                                                   Turkey
Venezuela

dated:   July 24, 1995; Marshall Funds, Inc. Regular Board Meeting